PDI Reports 2015 Second Quarter and Six Months Financial Results

•	Commercial Services momentum and request for proposal (RFP) pipeline remain strong

•	Year to date Commercial Services new contracts won and valued at approximately $45 million

•	Interpace Diagnostics test volume increases 19% over the 2015 first quarter

•	Interpace Diagnostics signs three contracts with managed care networks
•Management reaffirms 2015 financial outlook for double-digit total net revenue growth; guides to lower operating loss
PARSIPPANY, N.J., August 13, 2015-- PDI, Inc. (NASDAQ: PDII) today reported financial and operational results for the second quarter and six months ended June 30, 2015.
Net revenue for the second quarter of 2015 was $36.3 million, an increase of 17.2% over $31.0 million in the second quarter of 2014. Net revenue from Commercial Services was $34.1 million for the second quarter of 2015, an increase of approximately 10% from the second quarter of 2014. Interpace Diagnostics net revenue was $2.3 million for the second quarter of 2015, up slightly from the first quarter. Interpace net revenue included a limited contribution from thyroid tests due to the anticipated lag in collections from these newly launched tests. Gross profit for the second quarter of 2015 was $6.1 million, or 16.8% of net revenue, as compared to $5.2 million, or 16.7% of net revenue in 2014, reflecting a positive impact from our diagnostics revenues. Total operating expenses for the period were $12.0 million as compared to $6.3 million for the same period in 2014 due primarily to investment spending related to the company's molecular diagnostic strategic initiative. The loss from continuing operations before income tax for the second quarter of 2015 was $6.9 million versus $1.1 million for the second quarter of 2014.
“Our results in the second quarter demonstrate that our commercialization services business is capitalizing on the momentum built in the first quarter. Our Commercial Services team delivered as we signed multiple new contracts with a total value of approximately $45 million. These contracts were signed with healthcare clients in a variety of fields including pharmaceuticals and medical devices. With these wins along with our strong performance in the first half of the year, the RFP pipeline remains active,” commented Nancy Lurker, president and chief executive officer of PDI, Inc. “At the same time we are executing our molecular diagnostic product strategy. We saw combined test volumes for PancraGen and ThyGenX increase 19% sequentially. We also recently received additional, favorable coverage policies from three managed care providers, one in the top ten, and gained coverage from Aetna in the second quarter, bringing our total covered lives for all tests combined to over 100 million patients.
“We continue to see strong clinical data supporting our three commercialized molecular diagnostics tests with published results in several well regarded, peer reviewed journals,” Ms. Lurker continued. “Additionally, we remain on track to introduce our fourth test this year with our multistage launch of BarreGen for Barrett’s Esophagus, our second gastrointestinal diagnostic. We are expecting to initiate the introduction to a group of select doctors during the third quarter, with a full commercial launch of BarreGen in 2016.”
Recent Operational Highlights
Progress Report

•	Commercialization Services RFP pipeline remains strong at approximately $275 million at the close of the second quarter.

•	Year to date, the Company has signed multiple commercial services contracts valued at approximately $45 million.

•	The combined molecular diagnostic tests ordered during the second quarter were approximately 2,000, an increase of 19% over the 2015 first quarter.

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Commercial launch of the Company’s third molecular diagnostic assay, ThyraMIR™, in April. The test is the first and only mircoRNA gene expression classifier "rule out" test for cancer risk assessment of thyroid nodules.

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Interpace Diagnostics' Thyroid Mutation Panel, ThyGenX™, was approved by Aetna for assessing fine needle aspiration (FNA) samples from indeterminate thyroid nodules. The Company was also awarded three additional managed care contracts for both its GI and Thyroid tests. The number of covered lives for Interpace Diagnostics products is now 100 million for all tests combined.

Publications and Presentations

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Manuscript published in the American Journal of Gastroenterology entitled “Genetic mutations at key loci predict progression to high-grade dysplasia or esophageal adenocarcinoma in Barrett’s esophagus”. Assessments for genomic instability at key genomic loci can predict progression to esophageal adenocarcinoma approximately four years prior to any visible signs of cancer.

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Study published in the Journal of Clinical Endocrinology and Metabolism entitled “Molecular Testing for miRNA, mRNA, and DNA on Fine-Needle Aspiration Improves the Preoperative Diagnosis of Thyroid Nodules With Indeterminate Cytology”. A multiplatform mutation and miRNA test (MPT) could provide substantial improvements to thyroid cancer patient management and cost saving opportunities by accurately classifying benign and malignant thyroid nodules that are indeterminate by cytopathology.

•
Manuscript highlighting the positive economic benefits of the PancraGen entitled “Managing Incidental Pancreatic Cystic Neoplasms with Integrated Mutational Profiling is a Cost-Effective Strategy” published in the June issue of Endoscopy International Open. Use of integrated molecular pathology to determine risk of malignancy in patients with pancreatic cystic lesions can reduce health care costs and improve patient quality of life.

2015 Financial Guidance

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The Company reaffirmed total net revenue of $136 million to $140 million. The Company now expects Commercial Services net revenue to range between $125 million and $128 million; previous guidance was between $123 million to $126 million. Interpace Diagnostics net revenue guidance for the year has been adjusted to $11 million to $12 million; previous guidance was $13 million to $14 million. The adjustment in the Interpace Diagnostics revenue is due to expanded collection timeframes for some historic billings.

•	Company-wide gross margin of approximately 18%, up from 15.5% in 2014.

•	Adjusted operating loss (as defined below) is now expected to be $16 million to $18 million as compared with the previous forecast of $17 million to $19 million.
2015 Six Month Results
Net revenue for the six months ended June 30, 2015 was $74.7 million, an increase of 19% over $62.8 million in the first six months of 2014. Net revenue from Commercial Services was $70.3 million for the six months ended June 30, 2015, an increase of approximately 12% from the six months ended June 30 2014, and Interpace Diagnostics net revenue was $4.4 million for the first six months of 2015. Gross profit for the six months of 2015 was $13.7 million, or 18.4% of net revenue, as compared to $10.3 million, or 16.4% of net revenue in same six month period of 2014. Total operating expenses for the six month period ended June 30, 2015 were $22.6 million as compared to $11.8 million for the same period in 2014 due primarily to investment spending related to the company's molecular diagnostic strategic initiative. The loss from continuing operations before income tax for the first six months of 2015 was $10.7 million versus $1.5 million for the same period in 2014.
Conference Call
PDI management will host a conference call today, Thursday, August 13, 2015 at 4:30 p.m. ET to discuss financial and operational results for the second quarter ended June 30, 2015. The dial-in number for the conference call is 877-407-8037 (U.S. and Canada callers), and 201-689-8037 for international participants.
Investors can also access a webcast of the live conference call by linking through the investor relations section of the PDI-Inc. website, at www.pdi-inc.com. The teleconference replay will be available two hours after completion through August 20, 2015 at 877-660-6853 (U.S. and Canada) or 201-612-7415. The replay passcode is 13616590. The archived web cast will be available for one year on the company's web site, at www.pdi-inc.com, under "Investor Relations."
Non-GAAP Financial Measures
In addition to the United States generally accepted accounting principles (GAAP) results, we disclose certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts, that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in a company's financial statements. Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.
Management believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. Management believes that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.
In this press release, we discuss Adjusted Operating Loss, a non-GAAP financial measure defined as operating loss from continuing operations excluding amortization expense of acquisition related intangible assets and other fair value adjustments. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is presented in the table attached to this news release.
About PDI, Inc.
PDI is a leading healthcare commercialization company providing go-to-market strategy and execution to established and emerging pharmaceutical, biotechnology, diagnostics and healthcare companies in the United States through its Commercial Services business, and developing and commercializing molecular diagnostic tests through its Interpace Diagnostics business. PDI's Commercial Services business is focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams to its corporate customers. PDI's Interpace Diagnostics business is focused on developing and commercializing molecular diagnostic tests, leveraging the latest technology and personalized medicine for better patient diagnosis and management. For more information about us, please visit www.pdi-inc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. PDI has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the market's acceptance of our molecular diagnostic tests; projections of future revenues, growth, gross profit and anticipated internal rate of return on investments; the loss, early termination or significant reduction of any of our existing service contracts; the failure to meet performance goals in PDI's incentive-based arrangements with customers; the inability to secure additional business; or our inability to develop more predictable, higher margin business through sales of our molecular diagnostic tests, in-licensing or other means. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission (SEC), including without limitation, the Annual Report on Form 10-K filed with the SEC on March 5, 2015 . Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Investors:
Chris Dailey/Michael Polyviou
EVC Group, Inc.
(646) 445-4800
cdailey@evcgroup.com

Corporate Media:
Corinne de Palma
CD Public Relations
(212) 399-0887
Corinne@CDPublicrelations.net

Interpace Diagnostics Media:
Caren Begun
Green Room Communications
(856) 424-2023
caren@greenroompr.com